UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: September 15, 2016
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Agilysys, Inc. was held on September 15, 2016. The following matters were voted on.

1.	Amendments to the Company’s Code of Regulations to declassify the Board of Directors were approved. The vote results for Proposal 1 were:

For	Against	Abstain	Broker Non-Votes
20,096,270	19,894	27,678	1,350,749

A copy of the Company’s Amended Code of Regulations is filed as Exhibit 3.1 hereto.

2.	Seven Directors were elected to serve one-year terms expiring at the 2017 Annual Meeting of Shareholders. The vote results for Proposal 2 were as follows:

	For	Withheld	Broker Non-Votes
Donald Colvin	20,099,722	44,121	1,350,749
James Dennedy	20,096,856	46,988	1,350,749
Jerry Jones	20,098,767	45,076	1,350,749
Michael Kaufman	19,941,002	202,841	1,350,749
Melvin Keating	20,063,681	80,163	1,350,749
Keith Kolerus	20,062,939	80,905	1,350,749
John Mutch	20,066,868	76,975	1,350,749

3.	The Company’s 2016 Stock Incentive Plan was approved. The vote results for Proposal 3 were:

For	Against	Abstain	Broker Non-Votes
16,265,991	3,859,613	18,239	1,350,749

A copy of the Company’s 2016 Stock Incentive Plan is filed as Exhibit 10.1 hereto.

4.	The Company’s executive compensation for its named executive officers was approved on an advisory basis. The vote results for Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
19,842,282	279,768	21,793	1,350,749

5.
The appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, was ratified. The vote results for Proposal 5 were as follows:

For	Against	Abstain
21,446,643	11,517	36,432

No proposal to adjourn or postpone the Annual Meeting was brought to vote, and no other business was brought before the Annual Meeting.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits
The following item is furnished as an exhibit to this current report on Form 8-K:

Exhibit Number	Description

3.1	Agilysys, Inc. Amended Code of Regulations
10.1	Agilysys Inc. 2016 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: September 21, 2016